SCHULTE ROTH & ZABEL LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 756-2000

Writer's Direct Number                                 Writer's E-mail Address
(212) 756-2763                                         john.jerow@srz.com



                                  June 7, 2006

VIA EDGAR

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

      Re:   ADVANTAGE ADVISERS AUGUSTA FUND, L.L.C., FILE NO. 811-07641

Ladies and Gentlemen:

            On behalf of Advantage Advisers Augusta Fund, L.L.C. (the "Fund"), filed herewith pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, is the definitive proxy statement for the special meeting (the "Meeting") of Members of the Fund to be held on July 24, 2006. At the Meeting, Members will be asked to vote on the following proposals: (i) to elect six nominees to serve as members of the Board of Managers of the Fund; and (ii) to transact any other business that may properly come before the Meeting.

            Please call the undersigned at 212-756-2763 or Kenneth S. Gerstein at 212-756-2533 with any comments or questions.

                                                Sincerely,


                                                /S/ John G. Jerow
                                                ------------------------
                                                    John G. Jerow